Billtrust Reports Third Quarter 2021 Results
Exceeds Third Quarter Financial Expectations and Raises Guidance for Full Year 2021

Accelerates International Footprint with Acquisition of iController

LAWRENCEVILLE, NJ, November 10, 2021 – BTRS Holdings Inc. ("Billtrust" or "the Company") (NASDAQ: BTRS), a B2B accounts receivable automation and integrated payments leader, today announced financial results for its third quarter ended September 30, 2021.

"We are excited to announce another great quarter, led by 22% year-over-year software and payments segment revenue growth that exceeded our internal expectations," said Flint Lane, Founder and CEO of Billtrust. “Our strong results continue to be driven by outperformance in our core software and payments segment and the favorable secular trend of accounts receivable digitization.”

Financial Highlights for the Third Quarter Ended September 30, 2021, as Compared to the Same Period in 2020

GAAP Metrics
•Total revenue increased 8.0% year-over-year to $41.4 million, versus $38.3 million for the same period in 2020.
•Software and payments segment revenue increased 21.5% year-over-year to $26.0 million, compared to $21.4 million for the same period in 2020.
•Gross profit, excluding depreciation and amortization, increased 15.5% year-over-year to $23.4 million, compared to $20.2 million for the same period in 2020.
•Gross margin excluding depreciation and amortization expanded by 366 basis points to 56.5%, versus 52.8% for the same period in 2020, driven by improved operating leverage and an increasing mix of software and payments segment revenue.
•Net loss and comprehensive loss was $(11.2) million, compared to $(2.7) million for the same period in 2020.

Non-GAAP and Key Operating Metrics
•Total Payment Volume (“TPV”), the dollar value of customer payment transactions that Billtrust processes on its platform during a particular period, increased by 41% year-over-year to $21.0 billion, up from $14.9 billion for the same period in 2020.
•Net revenue* increased 13.6% year-over-year to $32.7 million, up from $28.8 million for the same period in 2020.
•Adjusted gross profit* increased 17.2% year-over-year to $23.8 million, compared to $20.3 million for the same period in 2020.
•Adjusted gross margin* expanded by 222 basis points to 72.7%, versus 70.5% for the same period in 2020.
•Adjusted EBITDA* was $(4.0) million, compared to positive $1.2 million for the same period in 2020, due to higher operating expenses from increased investments in sales, marketing, research and development, and increased public company costs.

Recent Business Highlights
•Established a strategic European presence via the acquisition of iController, a leading B2B provider of intelligent solutions for collections management, in early October.

•Card payments were a key driver of strong Q3 results: direct card revenue* from card payments on our electronic payment processing platforms grew 77% year-over-year in the third quarter of 2021 to $4.2 million.
•Business Payments Network (BPN) shows continued strong growth (TPV growth of 102% year-over-year) and strategic progress, and we have now signed 4 of the top 5 U.S. bank issuers as BPN processing partners.

Full Year 2021 Outlook

Billtrust is providing the following updated financial guidance for the full year 2021, as compared to the guidance ranges previously provided in August 2021:

•Total revenue unchanged in a range between $163 million to $167 million, including reimbursable costs revenue of $34 million to $36 million, down from a previous estimate of reimbursable costs revenue of $37 million.
•Net revenue* between $129 million to $131 million, which at the midpoint of $130 million represents annual growth of approximately 20%, up from a previous range of $126 million to $130 million.
•Adjusted gross profit* between $93 million to $95 million, up from a previous range of $88 million to $92 million.
•Adjusted gross margin* between 71.5% to 72.5%, up from a previous range of 70% to 71%.
•Adjusted EBITDA* between $(14) million to $(16) million, including additional public company costs, consistent with the previous guidance range.

* Net revenue, adjusted gross profit, adjusted gross margin, adjusted EBITDA, and direct card revenue are non-GAAP measures. An explanation of these measures and how they are calculated can be found under the heading “Non-GAAP Financial Measures” in the Company's Quarterly Report on Form 10-Q or in the attached reconciliations. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included in the tables at the end of this press release. With respect to the Company's expectations under "Full Year 2021 Outlook" above, reconciliation of non-GAAP adjusted gross profit and adjusted gross margin to the comparable GAAP measure, or non-GAAP adjusted EBITDA to net loss and comprehensive loss is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain items excluded from non-GAAP adjusted gross profit and non-GAAP adjusted EBITDA, such as charges related to stock-based compensation expenses, the change in fair value of contingent consideration related to an acquisition and related tax effects, including non-recurring income tax adjustments.

Conference Call

The Company will host a conference call to discuss third quarter 2021 financial results today at 5:00 pm ET. Hosting the call will be Flint Lane, Founder and Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call will be webcast live from the investor relations portion of the Company’s website at https://investors.billtrust.com. The conference call can also be accessed live over the phone by dialing 877-407-3982 (toll free) or 201-493-6780 (international). A replay will be available approximately one hour after the call has concluded and can be accessed by dialing 844-512-2921 (toll free) or 412-317-6671 (international); the conference ID is 13724066. The replay will be available through Wednesday November 24, 2021.

About Billtrust

Billtrust (NASDAQ: BTRS) is a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. Accounts receivable is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper based. Billtrust is at the forefront of the digital transformation of accounts receivable, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, cash application and collections. For more information, visit Billtrust.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “guidance,” "outlook" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Billtrust’s financial guidance and estimates and forecasts of Billtrust’s financial and performance metrics, the potential benefits, value and the commercial attractiveness to its customers of Billtrust’s products and services, Billtrust’s opportunity and ability to grow and scale its business, and Billtrust’s technology platform. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Billtrust’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Billtrust. These forward-looking statements are subject to a number of risks and uncertainties, including Billtrust’s ability to attract and retain customers and expand customers’ use of Billtrust’s services; market, financial, political and legal conditions; the impact of the COVID-19 pandemic on Billtrust’s business and the global economy; risks relating to the uncertainty of the projected financial and operating information with respect to Billtrust; risks related to future market adoption of Billtrust's offerings; risks related to Billtrust's marketing and growth strategies; risks related to expanding Billtrust's operations outside the United States; risks related to Billtrust's ability to acquire or invest in businesses, products, or technologies that may complement or expand its products or platforms, enhance its technical capabilities, or otherwise offer growth opportunities; the effects of competition on Billtrust’s future business; and the risks discussed in Billtrust’s Registration Statement on Form S-1 filed on June 28, 2021, under the heading “Risk Factors” and other documents of Billtrust filed, or to be filed, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or any of Billtrust’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Billtrust presently does not know of or that Billtrust currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Billtrust’s expectations, plans or forecasts of future events and views as of the date of this press release. Billtrust anticipates that subsequent events and developments will cause Billtrust’s assessments to change. However, while Billtrust may elect to update these forward-looking statements at some point in the future, Billtrust specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Billtrust’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

Some of the financial information contained in this press release has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Such financial information is identified as such within the press release. Billtrust believes that the use of these non-GAAP financial measures provides an additional tool for management and investors to use in evaluating Billtrust’s actual and projected financial condition and operating results and trends in and in comparing Billtrust’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Billtrust does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and other amounts that are required by GAAP to be recorded in Billtrust’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and other amounts are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Billtrust presents non-GAAP financial measures in connection with GAAP results. Billtrust is not providing a reconciliation of its projected non-GAAP adjusted gross profit, non-GAAP adjusted gross margin and non-GAAP adjusted EBITDA for 2021 to the most directly comparable measure prepared in accordance with GAAP because certain items excluded from non-GAAP adjusted gross profit and non-GAAP adjusted EBITDA, such as charges related to stock-based compensation expenses, the change in fair value of contingent consideration related to an acquisition and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. You should review Billtrust’s audited financial statements in the Registration Statement on Form S-1 filed on June 28, 2021, and unaudited interim reports and the other financial information included in other documents of Billtrust filed, or to be filed, with the SEC.

Net revenue (non-GAAP) is defined as total revenues, less reimbursable costs revenue.

Adjusted gross profit is defined as total revenues, less total cost of revenues excluding depreciation and amortization, plus stock based compensation expense included in total cost of revenues.

Adjusted gross margin is defined as adjusted gross profit divided by total revenues less reimbursable costs revenue or net revenue (non-GAAP).

Adjusted EBITDA is defined as net loss and comprehensive loss, plus (i) provision/benefit for income taxes, (ii) change in fair value of financial instruments and other income (expense), (iii) interest expense and loss on extinguishment of debt, (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) restructuring and severance costs, (vii) acquisition and integration costs, (viii) other capital structure transaction costs, (ix) minus interest income.

Direct card revenue (DCR) is defined as variable transactional revenue associated with card payments on our platforms and related fees. Direct card revenue is a subset of software and payments segment revenue.

Investor Contact:
John T. Williams
IR@billtrust.com

Media Contact:
Paul Accardo
PR@billtrust.com

Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,
	2021	2020
Revenues:	(in thousands)
Subscription, transaction, and services	$32,732	$28,808
Reimbursable costs	8,625	9,486
Total revenues	41,357	38,294
Cost of revenues:
Cost of subscription, transaction, and services	9,368	8,577
Cost of reimbursable costs	8,625	9,486
Total cost of revenues, excluding depreciation and amortization	17,993	18,063

Operating expenses:
Research and development	13,453	9,098
Sales and marketing	10,310	5,745
General and administrative	9,838	5,106
Depreciation and amortization	1,205	1,402
Total operating expenses	34,806	21,351
Loss from operations	(11,442)	(1,120)

Other income (expense):
Interest income	115	1
Interest expense and loss on extinguishment of debt	(2)	(1,120)
Change in fair value of financial instruments and other income (expense)	162	(443)
Total other income (expense)	275	(1,562)
Loss before income taxes	(11,167)	(2,682)
Provision for income taxes	(27)	(33)
Net loss and comprehensive loss	$(11,194)	$(2,715)

Net loss per common share, basic and diluted	$(0.07)	$(0.03)

Weighted average common shares outstanding, basic and diluted	158,316	99,948

Selected Segment Information
(Unaudited)

	Three Months Ended September 30,
	Print	Software and Payments	All other	Consolidated
	(in thousands)
2021
Revenues:
Subscription and transaction	$4,367	$26,009	$—	$30,376
Services and other	—	—	2,356	2,356
Subscription, transaction, and services	4,367	26,009	2,356	32,732
Reimbursable costs	8,625	—	—	8,625
Total revenues	$12,992	$26,009	$2,356	$41,357

2020
Revenues:
Subscription and transaction	$4,724	$21,406	$—	$26,130
Services and other	—	—	2,678	2,678
Subscription, transaction, and services	4,724	21,406	2,678	28,808
Reimbursable costs	9,486	—	—	9,486
Total revenues	$14,210	$21,406	$2,678	$38,294

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,
	2021	2020
	(in thousands)
Cash flows from operating activities:
Net loss	$(11,194)	$(2,715)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,206	1,402
Provision for bad debts	29	21
Loss on extinguishment of debt and amortization of debt discount	—	55
Stock-based compensation expense	5,914	826
Change in fair value of financial instruments and other income	11	448
Deferred income taxes	14	33
Changes in assets and liabilities:
Accounts receivable	(485)	(406)
Prepaid expenses	75	778
Deferred implementation, commissions, and other costs	(9)	166
Other assets (current and non-current)	(579)	(423)
Accounts payable	361	49
Accrued expenses and other	6,063	5,799
Deferred revenue	(183)	(2,373)
Other liabilities (current and non-current)	(211)	(263)
Net cash provided by (used in) operating activities	$1,012	$3,397

Cash flows from investing activities:
Purchases of marketable securities	(40)	—
Purchases of property and equipment	(450)	(196)
Net cash used in investing activities	(490)	(196)

Cash flows from financing activities:
Proceeds from borrowings, net of costs	—	2,987
Payments on borrowings	—	(3,112)
Payments on capital lease obligations	(52)	(69)
Proceeds from common stock issued	1,467	48
Taxes paid on net share issuance of stock-based compensation	(96)	—
Change in customer funds payable	(5,330)	1,928
Net cash provided by (used in) financing activities	(4,011)	1,782

Net increase in cash, cash equivalents, and restricted cash	$(3,489)	$4,983
Cash, cash equivalents, and restricted cash, beginning of period	268,821	31,166
Cash, cash equivalents, and restricted cash, end of period	$265,332	$36,149

Summary of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$243,448	$10,219
Customer funds	19,288	22,654
Restricted cash (included in other current assets)	2,596	3,276
Total cash, cash equivalents, and restricted cash	$265,332	$36,149

Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended September 30,		Increase (decrease)
	2021	2020
	(in thousands)
Total revenues	$41,357	$38,294	8.0%
Less: Reimbursable costs revenue	8,625	9,486
Net revenue (non-GAAP)	$32,732	$28,808	13.6%

Total revenues	$41,357	$38,294
Less: Cost of revenue, excluding depreciation and amortization	17,993	18,063
Gross profit, excluding depreciation and amortization	23,364	20,231	15.5%
Add: Stock based compensation expense	436	77
Adjusted gross profit (non-GAAP)	$23,800	$20,308	17.2%

Gross margin, excluding depreciation and amortization	56.5%	52.8%
Adjusted gross margin (non-GAAP)	72.7%	70.5%

Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended September 30,
	2021	2020
	(in thousands)
Net loss and comprehensive loss	$(11,194)	$(2,715)
Provision for income taxes	27	33
Change in fair value and other (income) expense, net	(162)	443
Interest expense and loss on extinguishment of debt	2	1,120
Interest income	(115)	(1)
Depreciation and amortization	1,205	1,402
Stock-based compensation expense	5,914	826
Restructuring and severance	35	77
Acquisition and integration expenses	257	26
Other capital structure transaction costs	—	—
Adjusted EBITDA (non-GAAP)	$(4,031)	$1,211

Outlook (Mid-point) for Full Year 2021
(in thousands)
Total
Total revenues	$165,000
Less: Reimbursable costs revenue	35,000
Net revenue (non-GAAP)	$130,000

Reconciliation of GAAP to Non-GAAP Financial Information Excluding Stock-Based Compensation Expense
(Unaudited)
Three Months Ended September 30, 2021 and 2020

	GAAP		Stock-Based Compensation Expense		Non-GAAP Excluding Stock-Based Compensation Expense
	2021	2020	2021	2020	2021	2020
Revenues:	(in thousands)
Subscription, transaction and services	$32,732	$28,808			$32,732	$28,808
Reimbursable costs	8,625	9,486			8,625	9,486
Total revenues	41,357	38,294			41,357	38,294
Cost of revenues:
Cost of subscription, transaction and services	9,368	8,577	436	77	8,932	8,500
Cost of reimbursable costs	8,625	9,486			8,625	9,486
Total cost of revenues, excluding depreciation and amortization	17,993	18,063	436	77	17,557	17,986

Operating expenses:
Research and development	13,453	9,098	1,210	159	12,243	8,939
Sales and marketing	10,310	5,745	984	117	9,326	5,628
General and administrative	9,838	5,106	3,284	473	6,554	4,633
Depreciation and amortization	1,205	1,402			1,205	1,402
Total operating expenses	34,806	21,351	5,478	749	29,328	20,602
Loss from operations	(11,442)	(1,120)	5,914	826	(5,528)	(294)
Other income (expense):
Interest income	115	1			115	1
Interest expense and loss on extinguishment of debt	(2)	(1,120)			(2)	(1,120)
Change in fair value and other income (expense), net	162	(443)			162	(443)
Total other expense	275	(1,562)			275	(1,562)
Loss before income taxes	(11,167)	(2,682)	5,914	826	(5,253)	(1,856)
Provision for income taxes	(27)	(33)			(27)	(33)
Net loss and comprehensive loss	$(11,194)	$(2,715)	$5,914	$826	$(5,280)	$(1,889)

Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
Quarter Ended September 30, 2021 and 2020

Three Months Ended
September 30
(in thousands)
2021
Subscription, transaction and services revenues:
Direct card revenue (DCR)	$4,225
Software and payments (ex-DCR) revenue	21,784
Software and payments segment revenue	$26,009

2020
Subscription, transaction and services revenues:
Direct card revenue (DCR)	$2,391
Software and payments (ex-DCR) revenue	19,015
Software and payments segment revenue	$21,406

Direct card revenue (DCR) growth	77%
Software and payments (ex-DCR) revenue growth	15%